HANSEN, BARNETT & MAXWELL letterhead

May 10, 1996

Securities and Exchange Commission
Washington, D.C. 20549

   RE:  First American Railways, Inc. (formerly Asia-America Corporation)

Ladies and Gentlemen:

We have read the statements made by First American Railways, Inc. (formerly Asia-America Corporation) in Item 4 of its Form 8-K dated May 6, 1996 regarding the change in certifying accountants. We agree with the statements.

                                         Sincerely,

                                         /s/ HANSEN, BARNETT & MAXWELL

                                         HANSEN, BARNETT & MAXWELL

                             EXHIBIT 16